Exhibit 99.3

Diamond Hill to Be Acquired by First Eagle Investments

Diamond Hill to Continue Serving Clients with the Same Investment Team and Philosophy, Enhanced by First Eagle’s Global Resources

First Eagle’s Clients Will Benefit from Access to an Expanded Footprint in Traditional Fixed Income and Complementary Capabilities in Equities

All-Cash Transaction Delivers Significant Premium to Diamond Hill Shareholders

Columbus, OH, and New York, NY – December 11, 2025 – Diamond Hill Investment Group, Inc. (Nasdaq: DHIL) (“Diamond Hill” or “Company”), a boutique investment management firm with a long-term, valuation-disciplined approach across multiple asset classes, and First Eagle Investments (“First Eagle”), an independent, privately owned, fundamentally driven investment management firm, today announced that they have entered into a definitive agreement under which First Eagle will acquire all outstanding shares of Diamond Hill for $175 per share in an all-cash transaction valuing the Company at approximately $473 million. The purchase price represents a 49% premium over Diamond Hill’s closing share price of $117.48 on December 10, 2025, and a 44% premium over the Company’s 30-day volume-weighted average price (VWAP).

First Eagle’s investment capabilities span equity, fixed income, alternative credit, and multi-asset strategies. The acquisition would markedly increase First Eagle’s footprint in traditional fixed income, which has been an area of significant growth for Diamond Hill in recent years. Diamond Hill’s US-focused multi-cap equity platform represents a strong complement to First Eagle’s existing Global Value and Small Cap teams. Following the close of the transaction, Diamond Hill will maintain its headquarters in Columbus and operate under its existing brand, with no changes to its investment philosophy or process.

“Our clients expect First Eagle to be a thoughtful curator of superb and differentiated investment strategies. The acquisition of Diamond Hill is the next step in First Eagle’s ongoing effort to expand the range of investment solutions we offer to meet clients’ needs,” said Mehdi Mahmud, President and CEO of First Eagle. “The cultural fit between our firms – fiduciary mindset, commitment to investment excellence, and long-term orientation – couldn’t be better. All of our clients will be better served through this combination.”

“Our clients have always been at the center of everything we do, and we are proud of the growth and partnerships we have created over our 25-year history,” said Austin Hawley, Portfolio Manager and Board Director, and Henry Song, Portfolio Manager at Diamond Hill. “This partnership with First Eagle is an opportunity to accelerate the evolution of our strong foundation. We will continue to apply the same disciplined approach and investment philosophy our clients rely on today, now supported by First Eagle’s expanded capabilities, resources, and distribution network. We are excited to continue serving our clients with our existing investment teams and look forward to the new opportunities this partnership will create.”

“This partnership is a testament to the strength and resilience of our business and delivers immediate value to our shareholders,” said Heather Brilliant, CEO of Diamond Hill. “Joining First

Eagle, whose 160-year history reflects a deep commitment to client outcomes, will position Diamond Hill for continued success over the long term. We are incredibly proud of what our team has accomplished and look forward to building an even stronger future as part of First Eagle.”

Pro forma for the transaction, First Eagle’s total Assets Under Management and Assets Under Advisement are approximately $208 billion as of September 30, 2025.

Transaction Details

The transaction, which was unanimously approved by the Board of Directors of Diamond Hill, is expected to close by the third quarter of 2026, subject to the satisfaction of customary closing conditions, including approval by Diamond Hill’s common shareholders, mutual fund shareholder-related approvals, and regulatory approvals. The transaction has no financing contingencies. As part of the agreement, Diamond Hill will not pay quarterly dividends through closing. Upon completion of the transaction, Diamond Hill shares will no longer trade on Nasdaq.

The definitive agreement includes a “go-shop” period. Under the terms of the merger agreement, Diamond Hill may, subject to certain terms and conditions, solicit alternative proposals to acquire Diamond Hill from third parties for a period of 35 days continuing through January 14, 2026. There can be no assurance that this process will result in a superior proposal. Diamond Hill does not intend to disclose developments with respect to this solicitation process unless and until its Board of Directors determines such disclosure is appropriate or otherwise required.

Advisors

Broadhaven Capital Partners is serving as financial advisor, Davis Polk & Wardwell LLP and Vorys, Sater, Seymour & Pease LLP are serving as legal advisors, and FGS Global is serving as strategic communications advisor to Diamond Hill in connection with the transaction. UBS Investment Bank is serving as financial advisor and Willkie Farr & Gallagher LLP is serving as legal advisor to First Eagle in connection with the transaction.

About First Eagle Investments

First Eagle Investments is an independent, privately owned investment management firm headquartered in New York with approximately $176 billion in assets under management as of September 30, 2025. Dedicated to providing prudent stewardship of client assets, the firm focuses on active, fundamental and benchmark-agnostic investing, with a strong emphasis on downside mitigation. With a heritage dating back to 1864, First Eagle strives to help clients avoid permanent impairment of capital and earn attractive returns through widely varied economic cycles. The firm’s investment capabilities include equity, fixed income, alternative credit and multi-asset strategies. For more information, please visit www.firsteagle.com.

About Diamond Hill Investment Group

Diamond Hill invests on behalf of clients through a shared commitment to its valuation-driven investment principles, long-term perspective, capacity discipline and client alignment. An independent active asset manager with significant employee ownership, Diamond Hill's investment strategies include differentiated U.S. and international equity, alternative long-short equity and fixed income. As of September 30, 2025, Diamond Hill's assets under management and assets under advisement totaled $32.4 billion. For more information visit www.diamond-hill.com.

Cautionary Note Regarding Forward-Looking Statements

This communication, the documents incorporated herein by reference and statements, whether oral or written, made from time to time by representatives of Diamond Hill Investment Group, Inc. (“Diamond Hill”), may contain or incorporate “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements include, but are not limited to, statements regarding anticipated operating results, prospects and levels of assets under management, technological developments, economic trends (including interest rates and market volatility), expected transactions and similar matters. These forward-looking statements may include, without limitation, any statements preceded by, followed by or including words such as “may,” “could,” “can have,” “believe,” “expect,” “aim,” “anticipate,” “target,” “goal,” “project,” “assume,” “budget,” “potential,” “estimate,” “guidance,” “forecast,” “outlook,” “would,” “will,” “continue,” “likely,” “should,” “hope,” “seek,” “plan,” “intend,” and variations of such words and similar expressions. Similarly, descriptions of the Company’s objectives, strategies, plans, goals, or targets are also forward-looking statements. Such forward-looking statements include but are not limited to statements about the proposed transaction between Diamond Hill and First Eagle Investment Management, LLC (“First Eagle”) (the “Transaction”), including the expected timetable for completing the Transaction and statements that are not historical facts.

Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. While the Company believes that the assumptions underlying its forward-looking statements are reasonable, investors are cautioned that any of the assumptions could prove to be inaccurate and, accordingly, the Company's actual results and experiences may differ materially from the anticipated results or other expectations expressed in its forward-looking statements. Factors that may cause the Company’s actual results or experiences to differ materially from results discussed in forward-looking statements include, but are not limited to the factors discussed in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, each as filed with the Securities and Exchange Commission (“SEC”), and any factors discussed in the section entitled “Risk Factors” in any of our subsequently filed SEC filings, and the following: (i) the occurrence of any event, change, or other circumstance that could give rise to the right of one or both of the parties to terminate the definitive transaction agreement between the Company and First Eagle, including in circumstances requiring the Company to pay a termination fee; (ii) potential litigation relating to the Transaction that could be instituted against the parties to the definitive transaction agreement or their respective directors or officers, including the effects of any outcomes related thereto; (iii) the possibility that the Transaction does not close when expected or at all because required regulatory, shareholder, or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; (iv) reputational risk and potential adverse reactions of clients, employees or other business partners and the businesses generally, including those resulting from the announcement of the Transaction, including any resulting reduction in the Company’s AUM or AUA and the withdrawal, renegotiation or termination of any investment advisory agreements; (v) the risk that any announcements relating to the Transaction could have adverse effects on the market price of the Company’s common stock; (vi) significant transaction costs associated with the Transaction; and (vii) the diversion of management’s attention and time from ongoing business operations and opportunities on Transaction-related matters.

Forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above and in the Company’s other public documents on file with the SEC. New risks and uncertainties arise from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict these events or how they may affect it. The Company undertakes no obligation to update any forward-looking statements after the date they are made, whether as a result of new information, future events, changes in its expectations or developments or otherwise, except as required by law, although it may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.

Additional Information and Where to Find It

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities. This communication relates to the Transaction. In connection with the Transaction, Diamond Hill plans to file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that Diamond Hill may file with the SEC and send to its shareholders in connection with the Transaction. The Transaction will be submitted to Diamond Hill’s shareholders for their consideration. Before making any voting decision, Diamond Hill’s shareholders are urged to read all relevant documents filed or to be filed with the SEC, including the Proxy Statement, as well as any amendments or supplements to those documents, when they become available, because they will contain important information about Diamond Hill and the Transaction.

Diamond Hill’s shareholders will be able to obtain a free copy of the Proxy Statement, as well as other filings containing information about Diamond Hill, free of charge, at the SEC’s website (www.sec.gov).  Copies of the Proxy Statement and other documents filed by Diamond Hill with the SEC may be obtained, without charge, by contacting Diamond Hill through its website at www.diamond-hill.com.

Participants in the Solicitation

Diamond Hill, its directors, executive officers and other persons related to Diamond Hill may be deemed to be participants in the solicitation of proxies from Diamond Hill’s shareholders in connection with the Transaction.  Information about the directors and executive officers of Diamond Hill and their ownership of common stock of Diamond Hill is set forth in the section entitled “Executive Officer Stock Ownership and Retention Guidelines” in Diamond Hill’s proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on March 14, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000909108/000090910825000014/dhil-20250311.htm). To the extent that holdings of Diamond Hill’s securities by its directors or executive officers have changed since the amounts printed in Diamond Hill’s proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 and Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the Transaction when they become available.  Free copies of these documents may be obtained as described in the preceding paragraph.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there by any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such jurisdiction.

Media Contacts

First Eagle Investments

Pholida Barclay

212-698-3208

pholida.barclay@firsteagle.com

Prosek Partners
Bea Broderick

212-279-3115

pro-firsteagle@firsteagle.com

Diamond Hill

FGS Global

212-687-8080

DiamondHill@fgsglobal.com